Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement (No. 333-262322) on Form S-4 of Stellar Bancorp, Inc., formerly known as CBTX, Inc., of our report dated February 25, 2022 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Allegiance Bancshares, Inc. for the year ended December 31, 2021.

/s/ Crowe LLP

Dallas, Texas

October 3, 2022